WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.


    THIS SCHEDULE CONTAINS SUMMARY FINANCIAL  INFORMATION  EXTRACTED FROM THE
ANCHOR  STRATEGIC ASSETS TRUST DECEMBER 31, 1998 ANNUAL REPORT AND IS QUALIFIED
IN ITS ENTIRETY BY REFERENCE TO THE ANNUAL REPORT.



                   Item        Item Description
                   Number
                                                        1998
                    3(a)   Net asset value:
                            Beginning of year           $3.90
                    3(a)   Net investment income
                           (loss)...........            (0.03)
                    3(a)   Net realized and
                           unrealized gain
                           (loss) on
                           investments......             0.10
                    3(a)   Distributions to
                                  shareholders:
                    3(a)   From net investment
                           income (loss)....             (0.08)
                    3(a)   From net realized
                           gains on
                           investments......              --
                    3(a)   Net asset value:
                             End of year....            $3.89
                                                         =====
                    3(a)   Ratio of expenses to
                           average net
                           assets...........             2.54%








                                       92




